Exhibit 23.1


           Consent of Independent Certified Public Accountants



       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 1998 relating to the financial statements, which appears in Walter Industries, Inc.'s Annual Report on Form 10-K for the year ended May 31, 1998. We also consent to the incorporation by reference of our report dated July 14, 1998 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP
Tampa, Florida
April  23, 1999